UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 24, 2019

VITALITY BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1901 Avenue of the Stars, 2nd Floor Los Angeles, California	90067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Increase in Size of the Board of Directors and Election of New Director

Effective January 24, 2019, the Board of Directors (the “Board”) of Vitality Biopharma, Inc. (the “Company”) increased the size of the Board from five (5) to six (6) directors and appointed Richard Celeste as a director to fill the vacancy on the Board created by the increase in the size of the Board, to serve until the next annual meeting of the Company’s stockholders and thereafter until his successor has been duly elected and qualified, or until his earlier resignation or removal. The Board has determined that Mr. Celeste is “independent” as contemplated by governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Mr. Celeste was appointed to the Compensation Committee and Nomination and Corporate Governance Committee of the Board. Mr. Celeste will receive compensation from the Company in the amount of $36,000.00 annually for his service on the Board.

Mr. Celeste is Chair of the Board of Health Effects Institute (Boston), Founding Chair and Member of the Board of the US Olympic Museum (Colorado Springs) and Vice Chair of the Board of Global Communities (Silver Spring MD). In addition, Mr. Celeste serves on the Boards of Battelle for Kids (Columbus OH) and The Gates Family Foundation (Denver). Mr. Celeste served as the Director of the Peace Corps from 1979-1981, as Governor of Ohio from 1983 to 1991, and as the United States Ambassador to India from 1991 to 2001. Mr. Celeste also served as the President of Colorado College from 2002-2011. The Board believes Mr. Celeste’s fundraising and regulatory insight and public service experience, will provide the Company a critical voice and perspective as the Company continues to develop its business and grow its operations.

Item 7.01	Regulation FD Disclosure.

On January 24, 2019, the Company issued a press release announcing Mr. Celeste’s appointment to the Board. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit	Description
99.1	Press Release issued by the Company on January 24, 2019, furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITALITY BIOPHARMA, INC.

Dated: January 24, 2019	By:	/s/ Robert Brooke
	Name:	Robert Brooke
	Title:	Chief Executive Officer